Exhibit 99.5

August Technology Corporation

Special Meeting of Shareholders—                     , 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus, each dated                     , and appoints Jeff L. O’Dell and Scott A. Gabbard, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all shares of Common Stock of August Technology Corporation held of record by the undersigned at the close of business on                     ,                     , 2005, at the special meeting of shareholders to be held at August Technology Corporation’s principal executive offices located at 4900 West 78th Street, Bloomington, Minnesota 55435 at                     , local time, on         ,                     , 2005, or any adjournment or postponement thereof.

Whether or not you plan to attend the special meeting, please vote by completing, signing, dating and promptly returning this proxy in the postage-prepaid envelope provided. You may revoke your proxy at any time prior to the special meeting. If you decide to attend the special meeting and wish to change your proxy vote, you may do so automatically by voting in person at the special meeting.

SEE REVERSE SIDE	(To be signed on Reverse Side)	SEE REVERSE SIDE

AUGUST TECHNOLOGY CORPORATION

4900 West 78th Street

Bloomington, Minnesota 55435

Your vote is important. Please vote immediately.

—FOLD AND DETACH HERE—

PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.  ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS.

1. Proposal to approve the Agreement and Plan of Merger Reorganization dated as of January 21, 2005, by and among Nanometrics Incorporated, Major League Merger Corporation, Minor League Merger Corporation and August Technology Corporation and the merger contemplated therein.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. To consider and vote upon a proposal to approve the governance and other provisions in the post-transaction certificate of incorporation and bylaws of August Nanometrics consisting of the following proposals to be effective upon the completion of the reincorporation merger:

•	2a: A proposal to approve a provision limiting the August Nanometrics stockholders’ right to call special meetings of stockholders;

☐ FOR	☐ AGAINST	☐ ABSTAIN

•	2b: A proposal to approve a provision limiting the August Nanometrics stockholders’ ability to act by written consent;

☐ FOR	☐ AGAINST	☐ ABSTAIN

•	2c: A proposal to approve a provision requiring a super-majority vote of the August Nanometrics stockholders to amend certain provisions of the August Nanometrics certificate of incorporation; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

•	2d: A proposal to approve a provision requiring a super-majority vote of the August Nanometrics stockholders to amend certain provisions of the August Nanometrics bylaws.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. To consider and vote upon a proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve any of the foregoing proposals.

☐ FOR	☐ AGAINST	☐ ABSTAIN

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ABOVE-DESCRIBED PROPOSALS AND IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED TO THE MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS, CONTINUATIONS OR RESCHEDULINGS THEREOF. IF YOU VOTE “AGAINST” THE PROPOSALS, THE PROXIES ARE NOT AUTHORIZED TO VOTE FOR ANY ADJOURNMENTS, POSTPONEMENTS, CONTINUATIONS OR RESCHEDULINGS OF THE MEETING, INCLUDING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES, UNLESS YOU SO INDICATE BY MARKING THE FOLLOWING BOX  ☐.

Date:
Signature	Signature (if held jointly)

Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please print your full title.